    As filed with the Securities and Exchange Commission on October 31, 1996
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                          ADC TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                41-0743912
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)

                             12501 Whitewater Drive
                           Minnetonka, Minnesota 55343
                                 (612) 938-8080
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Copies to:
      David F. Fisher, Esq.               Robert A. Rosenbaum, Esq.
Vice President, General Counsel and          Dorsey & Whitney LLP
       Corporate Secretary                  Pillsbury Center South
   ADC Telecommunications, Inc.             220 South Sixth Street
      12501 Whitewater Drive             Minneapolis, Minnesota 55402
   Minnetonka, Minnesota 55343                  (612) 340-5681
          (612) 938-8080
 (Name, address, including zip code,  and telephone number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed         Proposed
 Title of Each        Amount          Maximum          Maximum        Amount of
Class of Securities   to be        Offering Price     Aggregate     Registration
to be Registered  Registered (1)(2)  Per Share (3)  Offering Price (3)    Fee
--------------------------------------------------------------------------------
  Common Stock
($.20 par value)      18,584         $64.375         $1,196,345          $363
================================================================================
(1)Pursuant to Rule 429(b) of the Securities Act of 1933, as amended, the Prospectus contained herein relates to a total of 734,015 shares of the Registrant's Common Stock, 715,431 of which were registered on a Form S-3 Registration Statement, File No. 333-7309, which was declared effective on August 30, 1996. A filing fee of $10,624 was paid upon the filing of the initial Registration Statement on July 1, 1996.
(2)Share amounts have not been adjusted to account for a two-for-one stock split of the Registrant's Common Stock in the form of a one hundred percent (100%) stock dividend payable on October 31, 1996.
(3)Estimated solely for purposes of computing the registration fee and based upon the average of the high and low sales prices for such Common Stock on October 28, 1996, as reported on the Nasdaq National Market.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion:  dated October 31, 1996
PROSPECTUS

                          ADC TELECOMMUNICATIONS, INC.
                                   ----------

                                1,468,030 Shares
                                       of
                                  Common Stock
                                ($.20 par value)
                                   ----------

      This Prospectus relates to an aggregate of 1,468,030 shares (the "Shares") of Common Stock, par value $.20 per share (the "Common Stock"), of ADC Telecommunications, Inc., a Minnesota corporation ("ADC" or the "Company"), that may be sold from time to time by the shareholders named herein (the "Selling Shareholders"). See "Selling Shareholders." The Company will not receive any proceeds from the sale of the Shares. The Company has agreed to pay the expenses of registration of the Shares, including certain legal and accounting fees. The aggregate number of the shares has been adjusted to account for the Company's two-for-one stock split in the form of a one hundred percent (100%) stock dividend which is payable on October 31, 1996 to shareholders of record on October 15, 1996.

      Any or all of the Shares may be offered from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. See "Plan of Distribution."

      The Shares offered hereby have not been registered under the blue sky or securities laws of any jurisdiction, and any broker or dealer should assure the existence of an exemption from registration or effectuate such registration in connection with the offer and sale of the Shares. The Common Stock is traded on the Nasdaq National Market under the symbol "ADCT."
                                   ----------

       For information concerning certain risks related to this offering, see "Risk Factors" beginning on page 3 of this Prospectus.
                                   ----------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                The date of this Prospectus is October ---, 1996.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the address "http://www.sec.gov." In addition, the Common Stock of ADC is listed on the Nasdaq National Market, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, 1735 K. Street N.W., Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

     (a)  the Annual Report on Form 10-K for the year ended October 31, 1995;

     (b)   the Quarterly Report on Form 10-Q for the quarter ended January  31,
1996;

     (c)   the  Quarterly Report on Form 10-Q for the quarter ended  April  30,
1996;

     (d)  the Quarterly Report on Form 10-Q for the quarter ended July 31, 1996;

     (e)  the Current Report on Form 8-K dated July 1, 1996;

     (f)  the Current Report on Form 8-K/A dated July 1, 1996;

     (g)  the Current Report on Form 8-K dated September 24, 1996; and

     (h)  the  description of ADC's Common Stock and Common Stock Purchase
          Rights  contained  in  the  Company's  Registration  Statement   filed
          pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating any such description.

      All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to David F. Fisher, Esq., Vice President, General Counsel and Corporate Secretary, ADC Telecommunications, Inc., 12501 Whitewater Drive, Minnetonka, Minnesota 55343, telephone number (612) 938-8080.

                                  RISK FACTORS

      The following risk factors should be considered carefully in addition to the other information contained in or incorporated by reference into this Prospectus before purchasing the Common Stock offered hereby. This Prospectus, including the information incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent the Company's expectations or beliefs concerning future events, including the following: any statements regarding future sales and gross profit percentages, any statements regarding the continuation of historical trends, any statements regarding the sufficiency of the Company's cash balances and cash generated from operating and financing activities for the Company's future liquidity and capital resource needs. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those projected in the forward-looking statements as a result, in part, of the risk factors set forth below. In connection with the forward-looking statements which appear in this Prospectus, including the information incorporated herein by reference, prospective purchasers of ADC Common Stock offered hereby should carefully review the factors set forth below.

Rapid Technological Change and Importance of New Products

      The telecommunications equipment industry is characterized by rapid technological change, evolving industry standards, changing market conditions and frequent new product introductions and enhancements. The introduction of products embodying new technologies or the emergence of new industry standards can render existing products or products under development obsolete or unmarketable. ADC's ability to anticipate changes in technology and industry standards and successfully to develop and introduce new products on a timely basis will be a significant factor in ADC's ability to grow and remain competitive. New product development often requires long-term forecasting of market trends, development and implementation of new technologies and processes and a substantial capital commitment. In particular, ADC has recently invested substantial resources toward the development of new products such as its Homeworx -TM- product utilizing hybrid fiber coax technology. ADC is engaging in extensive field testing and evaluation of its Homeworx -TM- system for video and telephony applications, and has shipped the Homeworx -TM- system for video applications to customers for initial deployment. In addition, ADC is currently deploying the Homeworx -TM- system for telephony applications to a limited number of customers for field trial. Development and customer acceptance of new products is inherently uncertain, and there can be no assurance that ADC will successfully complete the commercialization of the Homeworx -TM- system for telephony applications or other new products on a timely basis or that such products will be commercially successful. Any failure by ADC to anticipate or respond on a cost-effective and timely basis to technological developments, changes in industry standards or customer requirements, or any significant delays in product development or introduction, could have a material adverse effect on ADC's business, operating results and financial condition.

Uncertain Market for Broadband Network Products

      Over the past several years, ADC's principal product offerings have generally consisted of copper-based and fiber-based products designed to address the needs of its customers for connectivity, transmission and networking applications on traditional telephony networks. However, with the growth of multimedia and the associated development of enhanced voice, video and data transmission technologies, ADC's recent product offerings and research and development efforts have been increasingly focused on addressing the broadband telecommunications equipment market through the use of new or different technologies. The market for broadband telecommunications products is emerging and rapidly changing. ADC's future growth is dependent in part on its ability to successfully develop and commercially introduce new products in each of its product groups addressing this market, as well as the growth in this market. The growth in the market for such broadband telecommunications products is dependent on a number of factors, including the amount of capital expenditures by public network providers, regulatory and legal developments and end-user demand for integrated voice, video, data and other network services. There can be no assurance that the market for broadband telecommunications products will develop rapidly. In addition, to the extent this market develops, there can be no assurance that ADC's products will meet with market acceptance or be profitable.

Competition

      Competition in the telecommunications equipment industry is intense, and ADC believes that competition may increase substantially with the deployment of broadband networks and the recent regulatory changes. See "Changing Regulatory Environment." Many of ADC's foreign and domestic competitors have more extensive engineering, manufacturing, marketing, financial and personnel resources than those of ADC. ADC believes its success in competing with other manufacturers of telecommunications products depends primarily on its engineering, manufacturing and marketing skills, the price, quality and reliability of its products, and its delivery and service capabilities. While the market for ADC's products has not historically been characterized by significant price competition, ADC anticipates increasing pricing pressures from current and future competitors in certain of the markets for its products. In addition, ADC believes that technological change, the increasing addition of data, video and other services to networks, continuing regulatory change and industry consolidation or new entrants will continue to cause rapid evolution in the competitive environment of the telecommunications equipment market, the full scope and nature of which is difficult to predict at this time. Increased competition could result in price reductions, reduced margins and loss of market share by ADC. There can be no assurance that ADC will be able to compete successfully with its existing or new competitors or that competitive pressures faced by ADC will not materially and adversely affect its business, operating results and financial condition.

Fluctuations in Operating Results

     ADC's operating results may fluctuate significantly from quarter to quarter due to several factors, including, without limitation, the volume and timing of orders from, and shipments to, major customers, the timing of new product announcements and the availability of product by ADC or its competitors, overall level of capital expenditures by public network providers, market acceptance of new and enhanced versions of ADC's products, variations in the mix of products ADC sells or its sales channels, and the availability and cost of key components. In addition, ADC is experiencing growth through acquisition and expansion, and its recent results of operations may not be indicative of results to be achieved in future periods. ADC's expense levels are based in part on expectations of future revenues. If revenue levels in a particular period do not meet expectations, operating results will be adversely affected. In addition, ADC's results of operations are subject to seasonal factors. ADC historically has experienced a stronger demand for its products in the fourth fiscal quarter, primarily as a result of ADC year-end incentives and customer budget cycles, and has experienced a weaker demand for its products in the first fiscal quarter, primarily as a result of the number of holidays in late November, December and early January and a general industry slowdown during that period. There can be no assurance that these historical seasonal trends will continue in the future.

Changing Regulatory Environment

      The telecommunications industry is subject to regulation in the United States and other countries. ADC's business is dependent upon the continued growth of the telecommunications industry in the United States and internationally. Federal and state regulatory agencies regulate most of ADC's domestic customers. On January 3, 1996, the U.S. Congress passed the Telecommunications Act of 1996 (the "Telecommunications Act"). The President of the United States signed the Telecommunications Act into law on February 8, 1996. The Telecommunications Act will lift certain restrictions on the ability of companies, including Regional Bell Operating Companies ("RBOCs") and other customers of ADC, to compete with one another and will generally reduce the regulation of the telecommunications industry. While ADC believes that the deregulation of the telecommunications industry may increase ADC's opportunities to provide solutions for its customers' voice, data and video needs, the effect on the market for ADC's products is difficult to predict at this time, and there can be no assurance that competition in ADC's product market will not intensify as a result of such deregulation. Changes in current or future laws or regulations, in the United States or elsewhere, could materially and adversely affect ADC's business.

International Operations

      Export sales accounted for 16.1%, 15.0% and 18.2% of ADC's net sales in fiscal 1993, 1994, and 1995, respectively, and ADC expects that export sales may increase as a percentage of net sales in the future. In addition, ADC owns or subcontracts manufacturing operations located in Mexico, Australia and China. Due to its export sales and its international manufacturing operations, ADC is subject to the risks of conducting business internationally, including unexpected changes in, or impositions of, legislative or regulatory requirements, fluctuations in the U.S. dollar that could materially and adversely affect U.S. dollar revenues or operating expenses, tariffs and other barriers and restrictions, potentially longer payment cycles, greater difficulty in accounts receivable collection, potentially adverse taxes, and the burdens of complying with a variety of foreign laws and telecommunications standards. ADC also is subject to general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relationships, in connection with its international operations. There can be no assurance that such factors will not materially and adversely affect ADC's operations in the future or require ADC to modify significantly its current business practices. In addition, the laws of certain foreign countries may not protect ADC's proprietary technology to the same extent as do the laws of the United States.

Dependence on Proprietary Technology

      ADC's future success depends in part upon its proprietary technology. Although ADC attempts to protect its proprietary technology through patents, copyrights and trade secrets, it also believes that its future success will depend upon product development, technological expertise and distribution channels. There can be no assurance that ADC will be able to protect its technology, or that competitors will not be able to develop similar technology independently. ADC has received and may in the future receive from third parties, including some of its competitors, notices claiming that it is infringing third-party patents or other proprietary rights. There can be no assurance that ADC would prevail in any litigation over third-party claims, or that it would be able to license any valid and infringed patents on commercially reasonable terms. Furthermore, litigation, regardless of its outcome, could result in substantial cost to and diversion of effort by ADC. Any litigation or successful infringement claims by third parties could materially and adversely affect ADC's business, operating results and financial condition.

Volatility of Stock Price

      Based on the trading history of its stock, ADC believes factors such as announcements of new products by ADC or its competitors, quarterly fluctuations in ADC's financial results, customer contract awards, developments in telecommunications regulation and general conditions in the telecommunications equipment industry have caused and are likely to continue to cause the market price of ADC's Common Stock to fluctuate substantially. In addition, telecommunications equipment company stocks have experienced significant price and volume fluctuations that often have been unrelated to the operating performance of such companies. This market volatility may adversely affect the market price of ADC's Common Stock.


                          ADC TELECOMMUNICATIONS, INC.

General

      ADC designs, manufactures and markets transmission, enterprise networking and connectivity products for use in broadband global markets. ADC's wide range of products employ fiber, hybrid fiber coax, wireless and traditional copper-based technologies. ADC's customers include: public network providers, which consist of all seven of the RBOCs, other telephone companies, long distance carriers, wireless service providers, the major cable TV operators and other domestic public network providers; private and governmental network providers (such as various large business customers and governmental agencies); and international network operators. ADC also sells indirectly to these customers through the major telecommunications original equipment manufacturers ("OEMs"). ADC's products enable these network providers to build and upgrade their networks to support increasing user demand for voice, data and video services.

       ADC   seeks  to  capitalize  on  opportunities  in  the  evolving  global telecommunications market by providing equipment, services and integrated solutions for its customers' voice, data and video needs. Key components of ADC's strategy include: (i) focusing on broadband (1,544 Mbps or higher) network opportunities, (ii) providing end-to-end network solutions, (iii) leveraging technological capabilities across product groups, (iv) expanding international presence and (v) pursuing strategic alliances and acquisitions. ADC offers a broad line of telecommunications equipment that provides customers with solutions for key network needs from the central office, through the local loop, into the customer premises and across the enterprise network. ADC seeks to leverage its substantial expertise in fiber optics, broadband, video and wireless technologies across its product groups in order to develop new product architectures and network management tools for its customers' evolving voice, data and video network needs in a variety of applications.

      ADC's products can be categorized into three general product groups: transmission, enterprise networking and broadband connectivity. These product groups accounted for 31%, 22% and 47%, respectively, of ADC's net sales for the year ended October 31, 1995. ADC's emphasis on fiber optic products is demonstrated by ADC's increasing net sales of fiber optic products over each of the last three years.

      ADC sells its products to customers in three primary markets: (i) the United States public telecommunications network market, which consists of all seven of the RBOCs, other telephone companies, long distance carriers, wireless service providers, the major cable TV operators and other domestic public network providers; (ii) the private and governmental voice, data and video network market in the United States, such as various large business customers and governmental agencies that own and operate their own voice, data and video networks for internal use; and (iii) the international public and private network market. A majority of ADC's sales are made by a direct sales force, and ADC maintains sales offices throughout the United States and also maintains offices in Canada, Europe, the Pacific Rim, Australia and Central and South America. The public network providers, private and governmental network providers and international sales accounted for 58%, 24% and 18%, respectively, of ADC's net sales for the year ended October 31, 1995; 57%, 28% and 15%, respectively, of ADC's net sales for the year ended October 31, 1994; and 56%, 28% and 16%, respectively, of ADC's net sales for the year ended October 31, 1993.

      ADC was incorporated under the laws of the State of Minnesota in 1953. ADC's principal offices are located at 12501 Whitewater Drive, Minnetonka, Minnesota 55343, and its telephone number at that location is (612) 938-8080.

Recent Developments

      On September 24, 1996, ADC declared a two-for-one split of its Common Stock, in the form of a one-hundred percent (100%) stock dividend. The stock split is payable on October 31, 1996 to shareholders of record on October 15, 1996.

                              SELLING SHAREHOLDERS

     The following table sets forth certain information as to the maximum number of Shares that may be sold by each of the Selling Shareholders pursuant to this Prospectus. The Share numbers set forth below have been adjusted to account for the two-for-one stock split of Common Stock, which is payable on October 31, 1996 to shareholders of record on October 15, 1996.

                            Number of
                           Shares Owned         Number of
                           Prior to the       Shares Offered
          Name               Offering             Hereby
          ----              ---------             ------

J. Michael Berman             494,190             494,190
Michael S. Cole               218,024             218,024
Roger M. McPeek               218,024             218,024
David J. Heaps                 58,140              58,140
Peter G.B. Jones              218,024             218,024
Mark Farmer                   145,350             145,350
Simon F. Dakin                 14,534              14,534
Martin Osborne                 14,534              14,534
J. Michael Berman and
  Katherine P. Berman,
  as Trustees of the Berman
  Life Trust                   29,070              29,070
J. Michael Berman and
  Katherine P. Berman,
  as Trustees of the Berman
  Family Trust                 58,140              58,140
                           ----------          ----------
Totals                      1,468,030           1,468,030
                           ==========          ==========

----------

      The Selling Shareholders are the sole former shareholders of Metrica Systems ("Metrica"). The Selling Shareholders acquired the Shares in connection with ADC's acquisition of Metrica on May 31, 1996. Pursuant to the Metrica acquisition, ADC purchased all of the issued and outstanding shares of common stock of Metrica in exchange for the Shares.


                              PLAN OF DISTRIBUTION

      The Shares will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any proceeds from the sale of the Shares pursuant to this Prospectus. The Company has agreed to pay the expenses of registration of the Shares, including a certain amount of legal and accounting fees.

     The Selling Shareholders may offer and sell the Shares from time to time in transactions on the Nasdaq National Market, in brokerage transactions at prevailing market prices or in transactions at negotiated prices. Sales may be made to or through brokers or dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of Shares for whom such brokers or dealers may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Shareholders.

      The Selling Shareholders and any brokers or dealers acting in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act.

                                     EXPERTS

      The consolidated financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.


                                  LEGAL MATTERS

      The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney LLP, 220 South Sixth Street, Minneapolis, Minnesota 55402.

      No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, any Selling Shareholder or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction in which such offer or solicitation would be unlawful or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

                                                Page
                                                ----

Available Information                             2
Incorporation of Certain Documents By
  Reference                                       2
Risk Factors                                      3
ADC Telecommunications, Inc.                      5
Selling Shareholders                              7
Plan of Distribution                              7
Experts                                           8
Legal Matters                                     8

                                1,468,030 Shares


                                       ADC
                            TELECOMMUNICATIONS, INC.


                                  Common Stock


                                   ----------
                                   PROSPECTUS
                                   ----------



                                October ---, 1996

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution


          SEC Registration Fee                  $363
          Accounting Fees and Expenses         2,500
          Legal Fees and Expenses              4,000
          Miscellaneous                          637
                                              ------
              Total                           $7,500

      All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

Item 15.  Indemnification of Officers and Directors

      Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.
Article IX of the Bylaws of ADC provides that ADC shall indemnify officers and directors to the extent permitted by Section 302A.521 as now enacted or hereafter amended.

      ADC also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 16.  List of Exhibits

            5  Opinion of Dorsey & Whitney LLP regarding legality.

         23.1  Consent of Arthur Andersen LLP.

         23.2  Consent  of  Dorsey & Whitney LLP  (included  in
               Exhibit 5 to this Registration Statement).

           24  Power of Attorney.

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on October 31, 1996.

                              ADC TELECOMMUNICATIONS, INC.


                              By     /s/  William J. Cadogan
                                   -----------------------------------
                                   William J. Cadogan
                                   Chairman of the Board, President,
                                   Chief Executive Officer and
                                   Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By   /s/  William J. Cadogan               Dated:  October 31, 1996
   -----------------------------------
   William J. Cadogan
   Chairman of the Board, President,
   Chief Executive Officer and
   Chief Operating Officer
   (principal executive officer)


By   /s/  Robert E. Switz                  Dated:  October 31, 1996
   -----------------------------------
   Robert E. Switz
   Vice President, Chief Financial Officer
   (principal financial officer)


By   /s/  Charles T. Roehrick              Dated:  October 31, 1996
   -----------------------------------
   Charles T. Roehrick
   Vice President and Controller
   (principal accounting officer)


By          *                              Dated:  October 31, 1996
   -----------------------------------
   James C. Castle, Ph.D.
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Thomas E. Holloran
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   B. Kristine Johnson
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Charles W. Oswald
   Director

By          *                              Dated:  October 31, 1996
   -----------------------------------
   Irene M. Qualters
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Alan E. Ross
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Jean-Pierre Rosso
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Donald M. Sullivan
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   Warde F. Wheaton
   Director


By          *                              Dated:  October 31, 1996
   -----------------------------------
   John D. Wunsch
   Director


By   /s/  Robert E. Switz                  Dated:  October 31, 1996
   -----------------------------------
   Robert E. Switz
   As Attorney-In-Fact

                                  EXHIBIT INDEX




Exhibit No.     Description                                            Page
-----------     -----------                                            ----

     5          Opinion of Dorsey & Whitney LLP regarding legality.......

     23.1       Consent of Arthur Andersen LLP...........................

     23.2       Consent of Dorsey & Whitney LLP (included in Exhibit 5)

     24         Power of Attorney........................................